EXHIBIT 21


                       SUBSIDIARIES OF KNIGHT-RIDDER, INC.

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Company Name                                                            State of Incorporation
      Aberdeen News Company                                             Delaware
      Bay Area Media, Inc.                                              Delaware
      The Beacon Journal Publishing Company                             Ohio
      Biscayne Bay Publishing, Inc.                                     Florida
            Aboard Publishing, Inc.                                     Florida
      The Bradenton Herald, Inc.                                        Florida
      Circom Corporation                                                Pennsylvania
      Contra Costa Newspapers, Inc.                                     California
      Cypress Media, Inc.                                               New York
            Cypress Media, LLC                                          Delaware
                  Mail Advertising Corporation of Abilene               Texas
                  Belleville News-Democrat                              *
                  HLB Newspapers, Inc.                                  Missouri
                        Belton Publishing Company, Inc.                 Missouri
                        Cass County Publishing Company, Inc.            Missouri
                        Lee's Summit Journal, Inc.                      Missouri
                  Kansas City Star                                      *
                  Keltatim Publishing Company, Inc.                     Kansas
                  Nor-Tex Publishing, Inc.                              Texas
                  Quad County Publishing, Inc.                          Illinois
                        Star-Telegram Operating, Ltd.                   Texas
                              Fort Worth Star-Telegram                  *
                  Sales Results, Inc.                                   Illinois
                  Wilkes-Barre Times Leader                             *
      Dagren, Inc.                                                      Florida
      Daily Sun, Inc. dba The Warner Robins Daily Sun                   Georgia
      Detroit Free Press, Incorporated                                  Michigan
      Double A Publishing, Inc.                                         Florida
      The Gables Publishing Company, Inc.                               Florida
      Grand Forks Herald, Incorporated                                  Delaware
      Gulf Publishing Company, Inc.                                     Mississippi
      Hills Publications, Inc.                                          California
      Keynoter Publishing Company, Inc.                                 Florida
      Knight News Services, Inc.                                        Michigan
      The Knight Publishing Co.                                         Delaware
      Knight Ridder Digital                                             Delaware
            Career Holdings, Inc. - 50% Interest                        Delaware
      Knight-Ridder Financial/Japan, Inc.                               Delaware
      Knight-Ridder International, Inc.                                 Delaware
            KR U.S.A., Inc.                                             Delaware
      Knight-Ridder Investment Company                                  Delaware
            Knight-Ridder Leasing Company                               Florida
      Knight-Ridder Newspaper Sales, Inc.                               New York
      Knight-Ridder Shared Services, Inc.                               Florida
            Knight Ridder Resources, Inc.                               Florida
      Knight Ridder Ventures, LLC                                       Delaware
      KR Net Ventures, Inc.                                             Delaware
      KR Newsprint Company                                              Florida
      KR Publication Services, Inc.                                     Delaware
      KR Video, Inc.                                                    Delaware
      KRI Property, Inc.                                                Florida
      Lexington H-L Services, Inc.                                      Kentucky
            LEXHL Ltd. Partnership                                      Kentucky
            Lexington Press Inc.                                        Kentucky
      The Macon Telegraph Publishing Company                            Georgia
      MediaStream, Inc.                                                 Delaware
      MHPC International, Inc.                                          Florida
      The Miami Herald Publishing Company                               *
      Monterey Newspapers, Inc.                                         Colorado
            The Monterey County Herald                                  *
            San Luis Obispo Telegraph-Tribune                           *
      News Publishing Company                                           Indiana
            Fort Wayne Newspapers, Inc.                                 Indiana
      Nittany Printing and Publishing Company                           Pennsylvania
      Northwest Publications, Inc.                                      Delaware
            Duluth News-Tribune & Herald                                *
            Saint Paul Pioneer Press                                    *
            Twin Cities Shopper, Inc.                                   Delaware
      The Observer Transportation Company                               North Carolina
      Philadelphia Newspapers, Inc.                                     Pennsylvania
            IT-HR, Inc.                                                 Delaware
            Marketplace Advertising, Inc.                               Pennsylvania
            Phillytech, Inc.                                            Pennsylvania
            ProMedia Publishing Company dba Broadstreet Community       Delaware
              Newspapers, Inc.
      Philadelphia Online, Inc.                                         Delaware
      Richwood, Inc.                                                    Florida
      Ridder Publications, Inc.                                         Delaware
            KR Land Holding Corporation                                 Delaware
      Runways Pub., Inc.                                                Delaware
      The R.W. Page Corporation                                         Georgia
      San Jose Mercury News, Inc.                                       California
            Silicon Valley D.A.T.A., Inc.                               California
      The State-Record Company, Inc.                                    Delaware
      Sun Publishing Company, Inc.                                      South Carolina
      Tallahassee Democrat, Inc.                                        Florida
      Tribune Newsprint Company                                         Utah
      Twin Cities Newspaper Services, Inc.                              Minnesota
      Warner Robins Shopper, Inc.                                       South Carolina
      Wichita Eagle and Beacon Publishing Company, Inc.                 Kansas
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* The entity listed is a division, not a legal entity.